Exhibit 99.1

Earnings News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE THIRD QUARTER AND FIRST NINE MONTHS, 2009
__________

First nine months’ revenues reach record $53 million, up 19% over 2008 –
full year 2009 expected to top 2008’s record results

Ann Arbor, Michigan, November 11, 2009 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter and nine months ended September 30, 2009.

First Nine Months Results

Revenues for the first nine months of 2009 reached $53.7 million, compared to $45.1 million for the corresponding period last year, an increase of 19.1% over the same period last year.

Gross profit for the first nine months of 2009 was $14.4 million, or 26.8% of revenues, compared to $11.8 million, or 26.2% of revenues, for the corresponding period last year, a 0.6 point increase in the gross margin percentage.

The net loss for the first nine months of 2009 was $(2.6) million, or $(0.18) per share, versus $(3.0) million, or $(0.22) per share, for the corresponding period last year.

Results for 2009 include a one-time write-down of $500,000 in respect of Arotech’s $2.5 million senior subordinated convertible note from an unaffiliated company in view of management’s opinion that the obligor under the note would seek an extension of the note. This write-down was charged to other income (expense).

“We are pleased with our results thus far this year,” noted Arotech Chairman and CEO Robert S. Ehrlich. “While we cannot expect the fourth quarter to match last year’s record, which was heavily impacted by a major order from the U.S. Marines that was shipped in the fourth quarter of 2008 and the first quarter of 2009, we believe that we are poised to finish 2009 strongly and to make 2009 Arotech’s best year ever,” continued Ehrlich. “We look forward to working to continue this improvement in 2010 and beyond,” concluded Ehrlich.

Third Quarter Results

Revenues for the third quarter reached $17.5 million, compared to $19.2 million for the corresponding period in 2008, a decrease of 8.7% over the same period last year.

Gross profit for the quarter was $4.8 million, or 27.6% of revenues, compared to $5.7 million, or 29.8% of revenues, for the corresponding period last year, a 2.2 point decrease in the gross margin percentage.

The net loss for the third quarter was $(1.2) million or $(0.09) per share, versus $(44,000), or $(0.00) per share, for the corresponding period last year.

Backlog

Backlog of orders totaled approximately $52.4 million as of September 30, 2009, as compared to $41.7 million at September 30, 2008 and $42.9 million as of June 30, 2009.

Cash Position at Quarter End

As of September 30, 2009, the Company had $2.8 million in cash, $310,000 in restricted collateral securities and restricted held-to-maturity securities due within one year, and $51,000 in available-for-sale marketable securities, as compared to December 31, 2008, when the Company had $4.3 million in cash, $382,000 in restricted collateral securities and restricted held-to-maturity securities due within one year, and $49,000 in available-for-sale marketable securities.

Short- and long-term borrowings were $5.5 million at the end of the first nine months of 2009 compared to $9.3 million at the end of 2008. The Company also had $3.7 million available in unused bank lines of credit at the Company’s primary bank in the U.S. at quarter end.

The Company had trade receivables of $11.3 million as of September 30, 2009, compared to $19.3 million as of December 31, 2008. The Company had a current ratio (current assets/current liabilities) of 2.0 as of September 30, 2009, up from the December 31, 2008 current ratio of 1.7.

Conference Call

The Company will host a conference call tomorrow, Thursday, November 12, 2009 at 10:00 am EST. Those wishing to access the conference call should dial 1-877-407-8031 (U.S.) or +1-201-689-8031 (international) a few minutes before the 10:00 a.m. EST start time. A replay of the conference call will be available starting Thursday, November 12, 2009 at 12:30 pm EST until Friday, November 20, 2009 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and +1-201-612-7415 (international). The replay ID pass code is 337290 and the account number is 286.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Training and Simulation, Armor, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements

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are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,		Three months ended September 30,
	2009	2008	2009	2008
Revenues	$53,674,998	$45,074,091	$17,547,586	$19,216,509
Cost of revenues, exclusive of amortization of intangibles	39,294,226	33,256,814	12,698,782	13,484,314
Research and development	1,313,363	1,231,530	577,788	398,658
Selling and marketing expenses	3,535,273	3,290,499	1,217,818	1,003,504
General and administrative expenses	8,680,228	10,025,658	3,131,701	3,199,878
Amortization of intangible assets	1,104,957	1,362,251	358,331	377,230
Escrow adjustment – credit	–	(1,448,074)	–	–
Total operating costs and expenses	53,928,047	47,718,678	17,984,420	18,463,584
Operating profit (loss)	(253,049)	(2,644,587)	(436,834)	752,925
Other income (expense)	(429,418)	670,483	(481,068)	11,334
Financial expenses, net	(1,159,372)	(341,632)	(59,880)	(288,680)
Income (loss) before earnings of affiliated company and income tax expenses	(1,841,839)	(2,315,736)	(977,782)	475,579
Income tax expenses	(722,480)	(386,690)	(253,836)	(374,862)
Loss from affiliated company	–	(261,207)	–	(145,121)
Net loss attributable to common stockholders	$(2,564,319)	$(2,963,633)	$(1,231,618)	$(44,404)
Basic and diluted net loss per share	$(0.18)	$(0.22)	$(0.09)	$(0.00)
Weighted average number of shares used in computing basic and diluted net loss per share	13,943,991	13,513,993	14,240,523	13,534,347

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AROTECH CORPORATION REPORTS RESULTS
FOR THE THIRD QUARTER AND FIRST NINE MONTHS, 2008
__________

Company has break even results for the third quarter, as revenues increase 24%
over the same period last year

Ann Arbor, Michigan, November 11, 2008 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter and nine months ending September 30, 2008.

Third Quarter Results

Revenues for the third quarter reached $19.2 million, compared to $15.5 million for the corresponding period in 2007, an increase of 24.4% over the same period last year.

Gross profit for the quarter was $5.7 million, or 29.8% of revenues, compared to $4.4 million, or 28.3% of revenues, for the corresponding period in 2007.

The net loss for the third quarter was $(44,000), or $(0.00) per share, versus a loss of $(783,000), or $(0.06) per share, for the corresponding period last year.

“During the third quarter our Armor and Battery Divisions were able to get back on track with their production and deliveries, while our Simulation Division continued its strong performance in what is shaping up to be a record year for that division, enabling us to break even in the third quarter,” noted Arotech’s Chairman and CEO Robert S. Ehrlich. “We hope to continue this positive performance during the remainder of 2008,” concluded Ehrlich.

First Nine Months Results

Revenues for the first nine months reached $45.1 million, compared to $40.0 million for the corresponding period in 2007, an increase of 12.7% over the same period last year.

Gross profit for the nine months was $11.8 million, or 26.2% of revenues, compared to $12.2 million, or 30.6% of revenues, for the corresponding period in 2007.

The net loss for the first nine months was $(3.0) million, or $(0.24) per share, versus $(4.0) million, or $(0.35) per share, for the corresponding period last year.

Backlog

Backlog of orders totaled approximately $41.7 million as of September 30, 2008, as compared to $50.9 million at September 30, 2007.

Cash Position at Quarter End

As of September 30, 2008, the Company had $1.6 million in cash, $163,000 in restricted collateral securities and restricted held-to-maturity securities due within one year, and $54,000 in

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available-for-sale marketable securities, as compared to December 31, 2007, when the Company had $3.4 million in cash, $320,000 in restricted collateral deposits, $1.5 million in an escrow receivable, and $47,000 in available-for-sale marketable securities. Cash was invested in the Company’s Armor Division and a pay down of its working capital bank line.

Short term bank borrowings were $2.8 million at the end of the third quarter 2008 compared to $4.6 million at the end of 2007.

The Company had trade receivables of $13.9 million as of September 30, 2008, compared to $14.6 million as of December 31, 2007. The Company had a current ratio (current assets/current liabilities) of 1.98, up from the December 31, 2007 current ratio of 1.93.

Conference Call

Those wishing to access the conference call should dial 1-888-300-2335 (U.S.) or 1-719-325-2280 (international) a few minutes before the 9:00 a.m. ET start time.  The confirmation code is 2182343.  A replay of the conference call will be available starting Wednesday, November 12, 2008 at 11:00 a.m. until Friday, November 14, 2008 at 12:00 p.m.  The replay telephone number is 1-888-203-1112 (U.S) and 1-719-457-0820 (international).  The replay passcode is: 2182343

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armor, Training and Simulation, and Batteries and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,		Three months ended September 30,
	2008	2007	2008	2007
Revenues	$45,074,091	$40,011,014	$19,216,509	$15,453,124
Cost of revenues, exclusive of amortization of intangibles	33,256,814	27,764,509	13,484,314	11,079,269
Research and development	1,231,530	1,413,852	398,658	491,597
Selling and marketing expenses	3,290,499	2,999,226	1,003,504	905,725
General and administrative expenses	10,025,658	9,221,310	3,199,878	3,309,628
Amortization of intangible assets	1,362,251	1,481,764	377,230	307,871
Escrow adjustment – credit	(1,448,074)	–	–	–
Total operating costs and expenses	47,718,678	42,880,661	18,463,584	16,094,090
Operating income (loss)	(2,644,587)	(2,869,647)	752,925	(640,966)
Other income	670,483	75,452	11,334	6,333
Financial expenses, net	(341,632)	(707,225)	(288,680)	(80,412)
Income (loss) before minority interest in earnings of a subsidiary, earnings from affiliated company and income tax expenses	(2,315,736)	(3,501,420)	475,579	(715,045)
Income tax expenses	(386,690)	(298,193)	(374,862)	(123,287)
Loss from affiliated company	(261,207)	(139,725)	(145,121)	(27,546)
Minority interest in loss (earnings) of subsidiaries	–	(27,402)	–	82,929
Net loss	$(2,963,633)	$(3,966,740)	$(44,404)	$(782,949)
Basic and diluted net loss per share	$(0.24)	$(0.35)	$(0.00)	$(0.06)
Weighted average number of shares used in computing basic net loss per share	12,595,987	11,315,676	12,604,715	12,161,564

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